Exhibit (c)(2)

CONFIDENTIAL

PRESENTATION REGARDING:

PROJECT M

DRAFT - Presentation to M’s Board of Directors

May 10, 2005

CONFIDENTIAL

THE FOLLOWING PAGES CONTAIN MATERIAL PROVIDED TO THE BOARD OF DIRECTORS OF M (“M” OR THE “COMPANY”) BY CIBC WORLD MARKETS CORP. (“CIBC WORLD MARKETS”) IN CONNECTION WITH THE PROPOSED TRANSACTION INVOLVING M AND A (“A”). THE ACCOMPANYING MATERIAL WAS COMPILED OR PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE USE OF THE BOARD OF DIRECTORS AND NOT WITH A VIEW TOWARD PUBLIC DISCLOSURE UNDER STATE OR FEDERAL SECURITIES LAWS OR OTHERWISE. THE INFORMATION CONTAINED IN THIS MATERIAL WAS OBTAINED FROM THE COMPANY AND PUBLIC SOURCES AND WAS RELIED UPON BY CIBC WORLD MARKETS WITHOUT ASSUMING RESPONSIBILITY FOR INDEPENDENT VERIFICATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN SUPPLIED BY THE MANAGEMENT OF THE COMPANY, AND INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS, WHICH MAY NOT BE CORRECT. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST, THE PRESENT OR THE FUTURE. THIS MATERIAL WAS NOT PREPARED FOR USE BY READERS NOT AS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF THE COMPANY AS THE BOARD OF DIRECTORS AND, ACCORDINGLY, NEITHER THE COMPANY NOR CIBC WORLD MARKETS NOR THEIR RESPECTIVE LEGAL OR FINANCIAL ADVISORS OR ACCOUNTANTS TAKE ANY RESPONSIBILITY FOR THE ACCOMPANYING MATERIAL IF USED BY PERSONS OTHER THAN THE BOARD OF DIRECTORS OF THE COMPANY.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	2

Table of Contents

1 Preliminary Transaction Overview

2 Preliminary Trading Overview

3 Preliminary Financial Analysis

4 Appendices

A Premiums Paid

B M Financial Statements

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	3

1	Preliminary Transaction Overview

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	4

Preliminary Transaction Overview

Transaction Summary

(Dollars in millions, Except per share amounts)

Transaction
Current Price (@ 05/09/05)	$15.65
Proposed Merger Consideration (1)	$23.00
Premium to Current Price	47.0%
Total Diluted Shares Outstanding (2)	21.6
Equity Value	$496.2
Implied M Equity Value	$496.2
Plus: Debt @ 03/31/05	278.4
Less: Cash @ 03/31/05	(14.3)

Implied M Enterprise Value	$760.3

	Financial Statistic (3)	Implied Transaction Multiples		Comparable Companies Multiple Range (4)
				Low		High
LTM EBITDA @ 3/31/05	$180.5	4.2	x	2.5	x	6.0	x
2005E EBITDA	113.1	6.7		2.4	x	5.3	x
2006E EBITDA	109.9	6.9		5.9		7.0

2005E EPS	$2.92	7.9	x	3.9	x	18.1	x
2006E EPS	$2.82	8.2		8.9	x	10.7	x

[1]	Assumes no adjustment to merger consideration.

[2]	Includes M restricted stock.

[3]	Source: M Management.

[4]	Multiple range represents low/high multiples from comparable companies universe.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	5

2	Preliminary Trading Overview

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	6

Preliminary Trading Overview

Stock Price Performance

High $25.85 Low $2.45 Avg. Daily Vol: 184,710 52-Wk High: $25.85 52-Wk Low: $11.50 Avg. Daily Vol: 304,259

Source: FactSet.

[1]	Date on which M emerged from bankruptcy.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	7

Preliminary Trading Overview

Indexed Price Performance

Source: FactSet.

[1]	Date on which M emerged from bankruptcy.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	8

Preliminary Trading Overview

Over the past two months, approximately 98% of M shares traded have been at/or below the proposed merger consideration of $23 per share[1]

Trading Overview

•      The float was most recently turned over in the last 39 trading days (approximately 2 months). Over this period, the weighted average closing price of M common stock was $18.65 per share

Trading Summary(2)

Time Horizon	Average Trading Volume	Days to Cover Float	Days to Cover Shares Outstanding
3 Months	512,044	39	43
6 Months	403,752	50	55
12 Months	304,259	66	73

Volume Overview Over 39 Trading Day Period(3)

[1]	Assumes no adjustment to merger consideration.

[2]	Days to cover the float and shares outstanding are trading days.

[3]	Ranges based on closing prices.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005                                                                         9

Preliminary Trading Overview

Shareholder Profile

Institutional Holders

Institutional	Shares Held	Percent	Cumulative Percent
Citadel Investment Group	3,379,842	16.7%	16.7%
Fidelity Mgmt	2,024,930	10.0%	26.6%
Barclays Global	1,473,139	7.3%	33.9%
Fuller & Thaler Asset Mgmt	790,217	3.9%	37.8%
Munder Capital Mgmt	707,869	3.5%	41.3%
Coghill Capital Mgmt	542,159	2.7%	44.0%
Dimensional Fund Advisers	533,437	2.6%	46.6%
Goldman Sachs Asset Mgmt	490,235	2.4%	49.0%
Cannell Capital	419,854	2.1%	51.1%
Sterling Johnston Cap Mgmt	380,708	1.9%	53.0%
Paradigm Capital Mgmt	644,121	3.2%	56.1%
Bridgeway Capital Mgmt	350,689	1.7%	57.9%
Loomis Sayles	338,723	1.7%	59.5%
Other Instiutional Investors	5,178,646	25.5%	85.1%

Institutional Ownership	17,254,569	85.1%	85.1%

Insider Ownership

Insiders	Shares Held	Percent	Cumulative Percent
Lourenco Goncalves	38,000	0.2%	0.2%
Terry Freeman	30,475	0.2%	0.3%
John A Hageman	19,204	0.1%	0.4%
All Others	44,000	0.2%	0.6%

Total Insider Ownership	131,679	0.6%	0.6%

Distribution Summary

	Shares	Percent
Institional	17,254,569	85.1%
Insider	131,679	0.6%
Retail	2,896,542	14.3%

Shares	20,282,790	100.0%

Source: FactSet, Bloomberg and A Proxy Statement.

[1]	Float = total shares outstanding - insider shareholdings.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	10

Preliminary Trading Overview

Research Summary

Analyst/Firm	Date	Rating	Price @ Report Date	Price Target
BB&T Capital Markets	4/26/05	Buy	$16.86	$26

Comments

•	M reported Q1 ’05 EPS of $0.83 vs. BB&T estimates of $0.84

•	Revenues were lower than estimates due to hot-rolled steel prices falling more than expected ($622/ton vs. $640/ton) and volumes coming in lower than expected

•	BB&T believes that actual declines in volume are not due to weakness in demand, but rather a shift from frenzied inventory restocking last year to moderate destocking this year

•	Lowered EPS estimates FY ’05, FY ’06, and Q2 ’05 from $3.40, $3.25, $1.01 to $3.03, $3.07, and $0.85

•	EPS estimates were lowered mainly due to a decrease in forecasted hot rolled steel prices from $660/ton to $560/ton

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	11

3	Preliminary Financial Analysis

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	12

Preliminary Financial Analysis

Overview of Financial Results

(Dollars in millions)

Source: Public filings and M management estimates.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	13

Preliminary Financial Analysis

Balance Sheet Summary

(Dollars in millions)

Balance Sheet as of March 31, 2005

Assets		Liabilities & Stockholders’ Equity
Cash	$14.3	Accounts Payable	$69.4
Accounts Receivable	201.8	Accrued Liabilities	29.0

Inventories	457.6	Total Current Liabilities	98.4
Prepaids & Other	18.4	Total Long Term Debt	278.4

Total Current Assets	692.1	Other Long Term Liabilities	12.6

Property & Equipment, Net	38.1	Total Liabilities	389.4
Other Assets	5.8	Stockholders’ Equity	346.6

Total Assets	$736.0	Total Liabilities & Equity	$736.0

Source: M public filings.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	14

Preliminary Financial Analysis

Preliminary Valuation Summary

[1]	Per share merger consideration can be reduced to a minimum of $22.50 in the event that certain transaction expenses outlined in the merger agreement exceed $6.225 million.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	15

Preliminary Financial Analysis

Preliminary Valuation Detail

(Dollars in millions, Except per share amounts)

Cash @ 3/31/05	$14.3
Debt @ 3/31/05	278.4
Fully Diluted Shares (1)	20.7

Comparable Companies Analysis

	Financial Statistic	Multiple Range				Enterprise Value		Equity Value		Per Share Amount
		Low		High		Low	High	Low	High	Low	High
LTM EBITDA @ 3/31/05	$180.5	2.5	x	6.0	x	$447.0	$1,080.5	$182.9	$816.4	$8.82	$39.37
2005E EBITDA	113.1	2.4		5.3		275.7	595.2	11.6	331.1	0.56	15.97
2006E EBITDA	109.9	5.9		7.0		651.6	768.3	387.5	504.2	18.69	24.32

								Reference Range		$9.36	$26.55

Precedent Transactions Analysis

	Financial Statistic	Multiple Range				Enterprise Value		Equity Value		Per Share Amount
		Low		High		Low	High	Low	High	Low	High
LTM EBITDA @ 3/31/05	$180.5	4.4	x	7.8	x	$800.8	$1,413.2	$536.7	$1,149.1	$25.89	$55.42
2005E EBITDA	113.1	5.5		5.5		617.6	617.6	353.5	353.5	17.05	17.05

								Reference Range		$21.47	$36.23

Premiums Paid Analysis

	Financial Statistic (1)	Premium Range (2)		Enterprise Value		Equity Value		Per Share Amount
		Low	High	Low	High	Low	High	Low	High
Current Price	$15.65	7.2%	32.8%	$612.0	$695.1	$347.9	$431.0	$16.78	$20.79

						Reference Range		$16.78	$20.79

Discounted Cash Flow Analysis

	Discount Rate		EBITDA Exit Multiple				Equity Value		Per Share Value
	Low	High	Low		High		Low	High	Low	High
Assumptions	9.0%	11.0%	5.0	x	6.5	x	$359.4	$519.9	$17.33	$25.08

							Reference Range		$17.33	$25.08

Source: M management.

[1]	Per share closing price for M common stock on 5/9/05.

[2]	Range represents 25th to 75th percentile of premiums paid one-day prior to announcement in cash transactions since 1/15/2001 with transaction values of $500 million to $1 billion.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	16

Preliminary Financial Analysis

Comparable Companies

(Dollars in thousands, Except per share amounts)

Comparable Companies Analysis at May 9, 2005

	Price 5/9/2005	52 - Week		Price in Range	Market Value	Firm Value	Firm Value / EBITDA
Company		High	Low				LTM		CY 2005E		CY 2006E
M	$15.65	$25.85	$11.50	28.9%	$324,486	$588,586	3.3	x	4.8	x	5.4	x
Earle M. Jorgensen	7.80	9.68	6.75	35.8%	430,144	771,132	5.5		NA		NA
Novamerican	35.35	90.27	17.60	24.4%	369,408	457,973	3.5		5.2		7.0
Olympic Steel	15.70	30.30	10.80	25.1%	167,546	274,122	2.5		2.4		NA
Reliance Steel & Aluminum	39.39	47.53	31.76	48.4%	1,308,835	1,713,411	4.6		5.3		5.9
Russel Metals	11.50	14.94	6.80	57.8%	592,100	865,837	3.3		5.2		6.9
Ryerson Tull	15.20	17.88	10.22	65.0%	396,161	1,697,761	6.0		NA		NA

High				65.0%	$1,308,835	$1,713,411	6.0	x	5.3	x	7.0	x
Median				42.1	413,153	818,484	4.0		5.2		6.9
Mean				42.8	544,032	963,373	4.2		4.5		6.6
Low				24.4	167,546	274,122	2.5		2.4		5.9

Source: SEC Filings and Wall Street research.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	17

Preliminary Financial Analysis

Precedent Transactions – Summary

(Dollars in thousands, Except per share amounts)

			Transaction Value ($M)	Transaction Value /
Date	Target	Acquiror		EBITDA	Forward EBITDA
10/26/04	Integris Metals	Ryerson Tull Inc	$660.0	7.8x	5.5x
06/11/03	Precision Strip	Reliance Steel & Aluminum	246.0	5.4	NA
04/15/03	Leroux Steel, Inc.	Russel Metals	127.3	NA	NA
09/23/98	Ryerson Tull	Inland Steel Industries (1)	681.9	4.4	NA
07/07/98	Chatham Steel, Corp	Reliance Steel & Aluminum	98.2	NA	NA

High	7.8x
Median	5.4x
Mean	5.9x
Low	4.4x

Source: SEC Filings and Wall Street research.

(1)	Inland acquired the 13% of Ryerson Tull it did not previously own; valuation represents 100% of Ryerson Tull.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	18

Preliminary Financial Analysis

Premiums Paid Analysis

•	Premiums paid analysis includes 46 transactions announced since January 1, 2001[1]

•	Target transaction value between $500 million and $1 billion

•	All cash consideration

•	U.S. transactions

Premium 1-Day Prior to Announcement

High	65.7%
75th Percentile	32.8
Median	20.9
25th Percentile	7.2
Low	(20.3)

Mean	21.4%

Source: SDC.

[1]	See Appendix A for detailed listing.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	19

Preliminary Financial Analysis

Discounted Cash Flow Analysis

(Dollars in millions, Except per share amounts)

	Partial (1)	Projected
Fiscal Year End 12/31	2005	2006	2007	2008	2009
Revenues	$1,276.7	$1,647.1	$1,655.8	$1,695.2	$1,750.6
EBITDA	81.3	109.9	108.3	108.4	118.5
Less: Depreciation & Amortization	(2.6)	(8.0)	(11.0)	(14.0)	(17.0)

EBIT	78.7	101.9	97.3	94.4	101.5
Less: Income Taxes @ 38.5%	(30.3)	(39.2)	(37.5)	(36.3)	(39.1)

Unlevered After-Tax Income	48.4	62.7	59.9	58.1	62.4

Plus: Depreciation & Amortization	2.6	8.0	11.0	14.0	17.0
Less: Capital Expenditures	(21.1)	(30.0)	(30.0)	(30.0)	(30.0)
Less: Working Capital Investment	77.4	48.7	(1.8)	13.9	(13.8)

Free Cash Flow	$107.3	$89.4	$39.0	$55.9	$35.7

Terminal Value Based on EBITDA Multiple

Exit Multiple in Year 4.75 (2009)

		5.00 x EBITDA			5.75 x EBITDA			6.50 x EBITDA
		9.0%	10.0%	11.0%	9.0%	10.0%	11.0%	9.0%	10.0%	11.0%

Discounted Free Cash Flows 2005 - 2009		$272.4	$267.4	$262.5	$272.4	$267.4	$262.5	$272.4	$267.4	$262.5
Discounted Terminal Value		393.6	376.8	361.0	452.6	433.4	415.1	511.6	489.9	469.3

Enterprise Value		665.9	644.2	623.5	725.0	700.7	677.6	784.0	757.3	731.8
Less: Debt @ 3/31/05		(278.4)	(278.4)	(278.4)	(278.4)	(278.4)	(278.4)	(278.4)	(278.4)	(278.4)
Plus: Cash @ 3/31/05		14.3	14.3	14.3	14.3	14.3	14.3	14.3	14.3	14.3

Implied Equity Value		$401.8	$380.1	$359.4	$460.9	$436.6	$413.5	$519.9	$493.2	$467.7

Shares Outstanding (2)	20.7

Equity Value Based on EBITDA Multiple

Discount Rate	EBITDA Terminal Multiple
	5.00x	5.75x	6.50x
9.0%	$19.38	$22.23	$25.08
10.0%	$18.33	$21.06	$23.79
11.0%	$17.33	$19.94	$22.56

Source: M management.

Note: Discounted Cash Flow Valuation at 3/31/05.

[1]	Nine months ending 12/31/05.

[2]	Includes M restricted stock.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	20

4	Appendices

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	21

A	Premiums Paid

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	22

Premiums Paid

Premiums Paid Transaction Detail

Date Announced	Target Name	Acquiror Name	Value of Transaction ($mil)	Premium - 1 Day Prior
3/18/2005	CTI Molecular Imaging Inc	Siemens Medical Solutions USA	$991.4	16.9%
3/9/2005	Thomas Industries Inc	Gardner Denver Inc	714.6	0.2
3/8/2005	Retek Inc	Oracle Corp	648.7	26.6
3/7/2005	Insight Communications Co Inc	Investor Group	640.1	10.5
11/14/2004	MarketWatch Inc	Dow Jones & Co Inc	511.9	7.2
11/11/2004	Hollywood Entertainment Corp	Blockbuster Inc	759.9	17.4
11/8/2004	Infonet Services Corp	BT Group PLC	963.2	(0.5)
11/1/2004	Kaneb Services LLC	Valero LP	515.7	37.9
10/5/2004	DuPont Photomasks Inc	Toppan Printing Co Ltd	641.6	47.7
9/15/2004	American Medical Security Grp	PacifiCare Health Systems Inc	506.7	40.9
9/11/2004	DigitalNet Holdings Inc	BAE Systems North America	596.2	28.4
8/24/2004	Price Legacy Corp	PL Retail LLC	757.4	0.7
7/15/2004	NUI Corp	AGL Resources Inc	689.8	(17.7)
6/28/2004	Information Holdings Inc	Thomson Corp	592.1	5.9
6/9/2004	Prima Energy Corp	Petro-Canada	534.2	(0.2)
5/17/2004	New England Bus Service Inc	Deluxe Corp	625.4	32.1
5/3/2004	Keystone Property Trust	Investor Group	855.8	17.0
4/6/2004	Barra Inc	Morgan Stanley	825.6	9.0
3/10/2004	American Mgmt Systems Inc	CGI Group Inc	822.5	25.4
12/24/2003	BioReliance Corp	Invitrogen Corp	504.3
12/9/2003	Systems & Computer Technology	SunGard Data Systems Inc	579.6	12.6
11/19/2003	SoundView Technology Group Inc	Charles Schwab Corp	583.1	17.0
8/21/2003	CIMA Labs Inc	Cephalon Inc	511.0	44.2
8/4/2003	SangStat Medical Corp	Genzyme Corp	614.1	45.4
7/21/2003	Newhall Land & Farming Co	Investor Group	983.9	26.4
7/7/2003	Nautica Enterprises Inc	VF Corp	589.6	28.9
5/8/2003	RFS Hotel Investors Inc	CNL Hospitality Properties Inc	688.0	12.4
1/6/2003	ProBusiness Services Inc	Automatic Data Processing Inc	517.7	65.7
12/9/2002	AmeriPath Inc	Amy Acquisition Corp	807.6	29.2
11/8/2002	Dianon Systems Inc	Laboratory Corp of America	601.1	16.2
8/7/2002	Hollywood Casino Corp	Penn National Gaming Inc	916.5	(20.3)

Source: SDC.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	23

Premiums Paid

Premiums Paid Transaction Detail (cont.)

Date Announced	Target Name	Acquiror Name	Value of Transaction ($mil)	Premium - 1 Day Prior
4/13/2002	Nortek Inc	Investor Group	$525.5	23.0%
4/11/2002	Herbalife International Inc	Investor Group	718.4	26.8
3/27/2002	Crestline Capital Corp	Barcelo Hotels & Resorts	570.2	8.3
3/8/2002	Wackenhut Corp	Group 4 Falck A/S	539.3	(4.1)
12/3/2001	Paragon Trade Brands Inc	Tyco International Ltd	662.1	32.8
9/27/2001	Gaylord Container Corp	Temple-Inland Inc	848.5	60.3
8/22/2001	Arnold Industries Inc	Roadway Express Inc	553.7	4.8
7/31/2001	XTRA Corp	Berkshire Hathaway Inc	583.9	5.2
5/23/2001	Structural Dynamics Research	Electronic Data Systems Corp	983.5	38.6
3/16/2001	Midcoast Energy Resources Inc	Enbridge Inc	596.4	7.1
2/22/2001	Sunglass Hut International Inc	Luxottica Group Spa	715.0	38.4
2/20/2001	Springs Industries Inc	Investor Group	874.9	27.4
2/6/2001	Morrison Management Specialist	Compass Group PLC	572.9	20.9
1/15/2001	Rollins Truck Leasing Corp	Penske Truck Leasing Co LP	764.5	54.1
1/15/2001	Xircom Inc	Intel Corp	701.6	38.4

		High		65.7%
		75th Percentile		32.8
		Median		20.9
		25th Percentile		7.2
		Low		(20.3)

		Mean		21.4%

Source: SDC.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	24

B	M Financial Statements

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	25

M Financial Statements

M Income Statement

(Dollars in millions, Except per share amounts)

	Actual		Estimated				Projected
Fiscal Year End 12/31	2003	2004	Mar-05	Jun-05	Sep-05	Dec-05	2005	2006	2007	2008	2009
Sales	$963.2	$1,509.8	$427.6	$439.5	$430.8	$406.4	$1,704.3	$1,647.1	$1,655.8	$1,695.2	$1,750.6
Cost of Goods Sold	731.6	1,080.1	333.7	350.6	339.7	320.0	1,344.0	1,261.2	1,255.9	1,280.3	1,310.3

Gross Profit	231.6	429.7	93.9	88.9	91.2	86.4	360.3	385.8	399.9	414.8	440.4
SG&A	87.0	104.6	24.3	25.0	24.5	23.1	96.9	113.2	120.0	124.8	130.7
Operating & Delivery	127.7	144.4	37.8	38.5	38.1	36.0	150.3	162.8	171.5	181.7	191.2

EBITDA	16.9	180.7	31.8	25.5	28.5	27.4	113.1	109.9	108.3	108.4	118.5
Depreciation & Amortization	0.5	2.0	0.8	0.8	0.9	1.0	3.4	8.0	11.0	14.0	17.0

EBIT	16.4	178.7	31.0	24.7	27.7	26.4	109.7	101.9	97.3	94.4	101.5
Interest Expense (Income), net	5.7	8.4	3.2	3.2	2.9	2.5	11.8	6.9	4.1	1.7	(0.0)
Minority Interest Expense	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other Non-Operating Expense	(2.0)	(2.5)	(0.2)	0.0	0.0	0.0	(0.2)	0.0	0.0	0.0	0.0

Pre-Tax Income	12.7	172.8	28.0	21.5	24.8	23.9	98.1	95.0	93.2	92.7	101.6
Provision for Taxes	4.9	65.2	10.7	8.2	9.5	9.1	37.5	36.6	35.9	35.7	39.1

Net Income	$7.8	$107.6	$17.3	$13.3	$15.3	$14.7	$60.6	$58.4	$57.3	$57.0	$62.5
Number of Shares Outstanding	20.0	20.7	20.9	20.7	20.7	20.7	20.7	20.7	20.7	20.7	20.7
Fully Diluted EPS (In Dollars)	$0.39	$5.20	$0.83	$0.64	$0.74	$0.71	$2.92	$2.82	$2.77	$2.75	$3.01
Margin & Growth Rate Analysis
Sales Growth	0.1%	56.7%	—	—	—	—	12.9%	(3.4%)	0.5%	2.4%	3.3%
COGS as a % of Sales	76.0%	71.5%	78.0%	79.8%	78.8%	78.7%	78.9%	76.6%	75.8%	75.5%	74.8%
Gross Margin	24.0%	28.5%	22.0%	20.2%	21.2%	21.3%	21.1%	23.4%	24.2%	24.5%	25.2%
SG&A as a % of Sales	9.0%	6.9%	5.7%	5.7%	5.7%	5.7%	5.7%	6.9%	7.2%	7.4%	7.5%
Other Oper. Exp. as a % of Sales	13.3%	9.6%	8.8%	8.7%	8.9%	8.8%	8.8%	9.9%	10.4%	10.7%	10.9%
EBITDA Margin	1.8%	12.0%	7.4%	5.8%	6.6%	6.7%	6.6%	6.7%	6.5%	6.4%	6.8%
EBIT Margin	1.7%	11.8%	7.2%	5.6%	6.4%	6.5%	6.4%	6.2%	5.9%	5.6%	5.8%
Pre-Tax Margin	1.3%	11.4%	6.5%	4.9%	5.8%	5.9%	5.8%	5.8%	5.6%	5.5%	5.8%
Effective Tax Rate	38.5%	37.7%	38.3%	38.2%	38.3%	38.2%	38.3%	38.5%	38.5%	38.5%	38.5%
Net Margin	0.8%	7.1%	4.0%	3.0%	3.5%	3.6%	3.6%	3.5%	3.5%	3.4%	3.6%

Source: Company public filings and M management.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	26

M Financial Statements

M Balance Sheet

(Dollars in millions)

	Actual		Estimated		Projected
Fiscal Year End 12/31	Mar-05	Jun-05	Sep-05	Dec-05	2005	2006	2007	2008	2009
Assets
Cash and Cash Equivalents	$14.3	$14.0	$14.0	$14.0	$14.0	$15.0	$16.0	$21.9	$56.6
Accounts Receivable	201.8	206.0	205.0	182.0	182.0	203.1	204.1	209.0	215.8
Inventory	457.6	425.0	400.0	395.0	395.0	359.4	358.8	341.4	349.4
Other Current Assets	18.4	18.0	18.0	18.0	18.0	5.0	5.0	5.0	5.0

Total Current Assets	692.1	663.0	637.0	609.0	609.0	582.4	584.0	577.3	626.8
Net Property, Plant & Equipment	38.1	44.4	50.6	56.6	56.6	78.6	97.6	113.6	126.6
Existing Goodwill	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other Intangible Assets	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other Assets	5.8	5.8	5.8	5.8	5.8	5.8	5.8	5.8	5.8

Total Assets	$736.0	$713.2	$693.4	$671.4	$671.4	$666.8	$687.4	$696.7	$759.2

Liabilities and Shareholders’ Equity
Bank Revolver	$265.4	$229.7	$193.6	$162.9	$162.9	$79.2	$48.9	$0.0	$0.0
Accounts Payable	69.4	69.0	70.0	64.0	64.0	69.1	68.8	70.2	71.8
Other Current Liabilities	29.0	29.0	29.0	29.0	29.0	45.0	44.0	44.0	43.4

Total Current Liabilities	363.8	327.7	292.6	255.9	255.9	193.3	161.7	114.2	115.2
Other Liabilities	12.6	12.6	12.6	12.6	12.6	12.6	13.6	13.6	13.6
Deferred Tax	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Existing Senior Debt M	13.0	13.0	13.0	13.0	13.0	12.6	6.4	6.3	5.3
Existing Subordinated Debt M	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Total Long Term Debt	13.0	13.0	13.0	13.0	13.0	12.6	6.4	6.3	5.3

Total Liabilities	389.4	353.3	318.2	281.5	281.5	218.5	181.7	134.1	134.1
Minority Interest	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Existing Preferred Stock	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Common Equity	346.6	359.9	375.2	389.9	389.9	448.3	505.7	562.7	625.1

Total Liabilities and Equity	$736.0	$713.2	$693.4	$671.4	$671.4	$666.8	$687.4	$696.7	$759.2

Total Debt	$278.4	$242.7	$206.6	$175.9	$175.9	$91.8	$55.3	$6.3	$5.3
Total Debt, Preferred & Minority Interest	278.4	242.7	206.6	175.9	175.9	91.8	55.3	6.3	5.3
Net Debt, Preferred & Minority Interest	264.1	228.7	192.6	161.9	161.9	76.8	39.3	(15.6)	(51.3)
Total Book Equity	346.6	359.9	375.2	389.9	389.9	448.3	505.7	562.7	625.1
Total Book Capitalization	625.0	602.6	581.8	565.8	565.8	540.1	561.0	569.0	630.4

Source: Company public filings and M management.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	27

M Financial Statements

M Cash Flow Statement

(Dollars in millions)

				Projected
Fiscal Year End 12/31	Jun-05	Sep-05	Dec-05	2005	2006	2007	2008	2009
Cash Flow From Operations
Net Income	$13.3	$15.3	$14.7	$43.3	$58.4	$57.3	$57.0	$62.5
Depreciation & Amortization	0.8	0.9	1.0	2.6	8.0	11.0	14.0	17.0
Change in Working Capital	28.4	27.0	22.0	77.4	48.7	(1.8)	13.9	(13.8)
Change in Other Assets	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Change in Other Liabilities	0.0	0.0	0.0	0.0	0.0	1.0	0.0	0.0

Cash Provided / (Used) by Operating Activities	42.4	43.1	37.7	123.3	115.1	67.5	84.9	65.7
Cash Flow From Investing Activities
Capital Expenditures	(7.0)	(7.0)	(7.0)	(21.1)	(30.0)	(30.0)	(30.0)	(30.0)

Cash Provided / (Used) by Investing Activities	(7.0)	(7.0)	(7.0)	(21.1)	(30.0)	(30.0)	(30.0)	(30.0)
Cash Flow From Financing Activities
Change in Existing Senior Debt M	0.0	0.0	0.0	0.0	(0.4)	(6.2)	(0.1)	(1.0)
Change in Common Equity	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Cash Provided / (Used) by Financing Activities	0.0	0.0	0.0	0.0	(0.4)	(6.2)	(0.1)	(1.0)

Minimum Cash Balance	14.0	14.0	14.0	14.0	15.0	16.0	10.0	10.0
(Deficiency) / Excess Cash	$35.7	$36.1	$30.7	$102.5	$83.7	$30.3	$60.8	$46.6
Cash Provided / (Used) by Operating Activities	$42.4	$43.1	$37.7	$123.3	$115.1	$67.5	$84.9	$65.7
Cash Provided / (Used) by Investing Activities	(7.0)	(7.0)	(7.0)	(21.1)	(30.0)	(30.0)	(30.0)	(30.0)
Cash Provided / (Used) by Financing Activities	0.0	0.0	0.0	0.0	(0.4)	(6.2)	(0.1)	(1.0)
(Payments) / Borrowings on Revolver	(35.7)	(36.1)	(30.7)	(102.5)	(83.7)	(30.3)	(48.9)	0.0

Total Change In Cash	($0.3)	$0.0	$0.0	($0.3)	$1.0	$1.0	$5.9	$34.7

Beginning Cash Balance	$14.3	$14.0	$14.0	$14.3	$14.0	$15.0	$16.0	$21.9
Change In Cash	(0.3)	0.0	0.0	(0.3)	1.0	1.0	5.9	34.7

Ending Cash Balance	$14.0	$14.0	$14.0	$14.0	$15.0	$16.0	$21.9	$56.6

Source: M management.

DRAFT - PRESENTATION TO M’S BOARD OF DIRECTORS / May 10, 2005	28